Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38868 and 333-109017) pertaining to the Nabi Savings & Retirement Plan of our report dated June 17, 2004, with respect to the financial statements and supplemental schedule of the Nabi Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida

June 22, 2004